Exhibit 99.1

                   California Pizza Kitchen Reports
    Preliminary Third Quarter Results; Comparable Restaurant Sales Increase 3.5%, Increases Earnings Guidance to $0.04-$0.05 Per Diluted
                                Share


    LOS ANGELES--(BUSINESS WIRE)--Oct. 9, 2007--California Pizza Kitchen, Inc. (Nasdaq: CPKI) announced today that revenues increased approximately 13.5% to $162.0 million for the third quarter ended September 30, 2007 versus $142.8 million in the third quarter of 2006. Comparable restaurant sales increased approximately 3.5% compared to 5.6% in the third quarter a year ago.

    During its August 9, 2007 second quarter earnings conference call, the Company forecasted a comparable restaurant sales increase of 2.0%-3.0% and third quarter 2007 earnings in the range of $0.03-$0.04 per diluted share. Based upon third quarter 2007 revenues, the aforementioned comparable restaurant sales results and a $0.19 per diluted share charge primarily associated with store closure costs for up to four CPK/ASAPs announced on the last earnings call, management expects earnings of $0.04-$0.05 per diluted share.

    In the third quarter of 2007, the Company added six full service restaurants in Roseville, Minnesota; Tempe, Arizona; Lake Grove, New York; Nashville, Tennessee; Seal Beach, California and Houston, Texas. The Company's domestic franchise partner, HMSHost, opened a CPK/ASAP location in Los Angeles International Airport, while an international franchise partner, Grupo Calpik, S.A. de C.V. of Mexico, opened a full service restaurant in Mexico City.

    The Company intends to release its third quarter earnings on November 8, 2007 at approximately 4:00 pm ET with a conference call to follow on the same day at approximately 5:00 pm ET. A webcast of the conference call can be accessed at www.cpk.com.

    California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, appetizers and sandwiches. The average guest check is approximately $13.30. As of October 9, 2007 the Company operates, licenses or franchises 221 restaurants, of which 188 are company-owned and 33 operate under franchise or license agreements. The Company also has a licensing agreement with Kraft Pizza Company, which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.

    California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

    This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" and similar words.

    Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


    CONTACT: California Pizza Kitchen, Inc.
             media, Sarah Grover, or investors, Sue Collyns
             310-342-5000